UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 23, 2004

AZCO MINING, INC.

(Exact name of Registrant as specified in charter)

Delaware	0-20430	84-1094315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7239 El Mirage Road

Glendale, Arizona 85307

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (623) 935-0774

ITEM4.

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On September 23, 2004, Semple & Cooper, LLP (“Semple”) resigned as the independent accountants for Azco Mining Inc. (“the Company”).

Semple’s report on the Company’s consolidated financial statements as of and for the year ended June 30, 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except that the report included a separate paragraph expressing substantial doubt regarding the ability to continue as a going concern.

In connection with its audit for the fiscal year ending June 30, 2003 and through September 23, 2004, there have been no disagreements with Semple on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Semple, would have caused them to make reference thereto in their report on the financial statements for such year.

Pursuant to Item 304 (a) (3) of Regulation S-K, the Company, by resolution of its Board of Directors, has requested that Semple provide a letter addressed to the Securities and Exchange Commission stating whether or not Semple agrees with the above statements.  A copy of the letter, dated September 23, 2004, is filed as Exhibit 16.1 to this Form 8-K.

Pursuant to Item 304 (a) (2) of Regulation S-K, the Company, effective September 23, 2004, engaged Stark Winter Schenkein & Co., LLP (“Stark Winter”), Certified Public Accountants, located at 7535 East Hampden Avenue, Suite 109, Denver, CO 80231, as the principal accountant to audit the Company’s financial statements.  During the Company’s previous two most recent fiscal years ended June 30, 2003 and June 30, 2004, as well as the subsequent interim period from July 1, 2004 through September 22, 2004, prior to engaging Stark Winter, the Company (or someone on its behalf) has not consulted Stark Winter regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZCO MINING, INC.

/s/ W. Pierce Carson

___________________________

W. Pierce Carson, President and CEO

Dated:  September 29, 2004